                                                                 EXHIBIT 4.1(c)


                          THIRD AMENDMENT TO LOAN AND
                               SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of November 25, 1996, is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), with a place of business at 225 South Lake Avenue, Suite 1000, Pasadena, California 91101 and KRAUSE'S SOFA FACTORY, a California corporation, and its wholly owned subsidiary, CASTRO CONVERTIBLE CORPORATION, a New York corporation (jointly and severally, "Borrower"), with its chief executive office located at 200 N. Berry Street, Brea, California 92621.

                                    RECITALS

         A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 20, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 1996, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of August 26, 1996 (collectively, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         B. Borrower has requested Lender to extend a $2,500,000 letter of credit subline under the Loan Agreement.

         C. Lender is willing to further amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants here contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Defined Terms. Any and all initially capitalized terms used in this Amendment without definition shall have the meaning ascribed thereto in the Loan Agreement.





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
         2. New Definition. Section 1 of the Loan Agreement is hereby amended to add the following definition in alphabetical and numerical order:

                 "1.       'Letter of Credit Accommodations' shall mean the
                 standby letters of credit or guarantees of standby letters of credit which are from time to time either (i) issued or opened by Lender for the account of Borrower or (ii) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer."

         3. Amendment of Definition of "Availability Reserves". The definition of "Availability Reserves" shall be amended in its entirety to read as follows:

                 1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans, Letter of Credit Accommodations and advances under the Equipment Acquisition Facility which would otherwise be available to Borrower under the lender formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or
                 (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default or (d) an amount equal to two (2) months gross rent for each leased premises of Borrower which is located in a state where a landlord may be entitled to a priority lien on Collateral to secure unpaid rent and with respect to each such property the landlord has not executed a form of waiver and consent acceptable to Lender. The amount of any Availability Reserves established by Lender shall have a reasonable relationship as determined by Lender to the matter which is the basis for it."

     4. Amendment of Definition of "Obligations". Section 1.25 of the Loan Agreement is hereby amended to read in its entirety as follows:

                 "1.25 'Obligations' shall mean any and all Revolving Loans, Letter of Credit Accommodations and advances under the Equipment Acquisition





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
                 Facility, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender."

         5. Amendment of Section 2.1. Section 2.1 of the Loan Agreement is hereby amended to add the following new paragraph (c):

                 "(c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(c) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         6. New Section 2.4. Existing Section 2.3 of the Loan Agreement is hereby renumbered as Section 2.4 and revised to read in its entirety as follows:

                 "2.4. Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding under Sections 2.1 through 2.3 at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimit or Letter of Credit Accommodations set forth in Section 2.3(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to





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                 time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded."

         7. Letter of Credit Accommodations. The Loan Agreement is hereby amended to add a new Section 2.3 as follows:

                 "Section 2.3 Letter of Credit Accommodations.

                          (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

                          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-half percent (1-1/2%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrower under this Section 2 (subject to the Maximum Credit and Availability Reserves) are equal to or greater than one hundred (100%) percent of the face amount of such Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Loans which might otherwise be available to Borrower shall be reduced by one hundred percent (100%) of the face amount of the Letter of Credit Accommodation.

                          (d) Except in Lender's discretion, (i) the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $2,500,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request. Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender





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                 for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.3(c) to the extent of such cash collateral.

                          (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this
                 Section 2.3(e) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

                          (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer, or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times. (A) grant any extensions of the maturity of, time of payment for, or time or presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the





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                 applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

                          (g) Any rights, remedies, duties or obligations granted or undertaken by, Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Utter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         8. Amendment of Section 4.2. Section 4.2 is hereby amended to read in its entiretv as follows:

                          "4.2 Conditions Precedent to All Loans and Letter of
                 Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower:

                                  (a)      all representations and warranties
                          contained herein and in the other Financing
                          Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation or providing each such advance under the Equipment Acquisition Facility and after giving effect thereto; and

                                  (b)      no Event of Default and no event or
                          condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation or providing each such advance under the Equipment Acquisition Facility and after giving effect thereto."

         9. Amendment of Section 6.1. Section 6.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                          "6.1 Borrower's Loan Account.  Lender shall maintain
                 one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations, advances under the Equipment Acquisition Facility and other Obligations and the Collateral, (b) all payments made by or on





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                 behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time."

         10. Amendment of Section 6.5. Section 6.5 of the Loan Agreement is hereby amended to read in its entirety as follows:

                          "6.5 Authorization to Make Loans.  Lender is
                 authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans, Letter of Credit Accommodations or advances under the Equipment Acquisition Facility hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Lender is authorized to provide a Letter of Credit Accommodation based upon written instruction from Borrower specifying (i) the date on which the Letter of Credit Accommodation is to be established (which day shall be a business day), (ii) the face amount of the Letter of Credit Accommodation, (iii) the expiration date of the Letter of Credit Accommodation; (iv) the name and address of the beneficiary, (v) the verbatim text of the proposed Letter of Credit Accommodation or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit Accommodation, would require Lender or the issuer of the Letter of Credit Accommodation to make payment under the Letter of Credit Accommodation, and (vi) such other documents and information as Lender or any issuer of the Letter of Credit Accommodation may reasonably require in connection with the issuance of such Letter of Credit Accommodation. Requests received after 10:30 a.m. Los Angeles time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans, Letter of Credit Accommodations and advances under the Equipment Acquisition Facility under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement. Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed in writing by Lender and Borrower, any advances requested by Borrower and made by Lender shall be made to such designated deposit account."

                 11.      Amendment of Section 6.6. The second sentence of
Section 6.6 of the Loan Agreement is hereby amended to read in its entirety as follows:





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
                          "All other Loans or Letters of Credit Accommodations made or advances under the Equipment Acquisition Facility provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof."

         12. Amendment of Section 8. The preamble of Section 8 of the Loan Agreement is hereby amended to read in its entirety as follows:

                          "Borrower hereby represents and warrants to Lender
                 the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations and providing advances under the Equipment Acquisition Facility by Lender to Borrower:'

         13. Amendment of Section 9.16. Section 9.16 of the Loan Agreement is hereby amended to redesignate existing clause (g) as clause (h) and to add a new clause (g) as follows:

                           "(g) charges, fees or expenses changed by any bank or issuer in connection with the Letter of Credit Accommodations;"

         14. Amendment of Section 9.17. Section 9.17 is hereby amended to read in its entirety as follows:

                          "9.17 Further Assurances.  At the request of Lender
                 at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender. Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender."

         15. Amendment of Section 10.2(d). Section 10.2(d) is hereby amended to read in its entirety as follows:





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                          "(d) Without limiting the foregoing, upon the
                 occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower."

         16. Amendment of Section 12.1(a). The third sentence of Section 12.1(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

                 "Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment."

         17. Amendment of Section 12.4. The second sentence of Section 12.4 of the Loan Agreement is hereby amended to read in its entirety as follows:

                 "Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         18. Effectiveness of this Amendment. Lender must have received the following items, in form and substance acceptable to Lender, or evidence of the occurrence thereof, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Closing Date".

                          (a) Amendment. This Amendment fully executed in a sufficient number or counterparts for distribution to Lender and Borrower.

                          (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this





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
                 Amendment and any instrument or agreement required under this Amendment have been duly authorized.

                          (c)     Representations and Warranties.  The
                 Representations and Warranties set forth in the Loan Agreement must be true and correct.

                          (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

         19. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California governing contracts wholly to be performed in that State.

         20. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

         21. Due Execution. The execution, delivery and performance of this Amendment are within the powers of the Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

         22. Otherwise Not Affected. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the Provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain in full force and effect.

         23. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

         24. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.





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
                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                              KRAUSE'S SOFA FACTORY,
                                              a California corporation

                                              By:   /s/ Judith O. Lasker
                                                   -----------------------------
                                              Title:  General Counsel, Secretary
                                                      --------------------------

                                              CASTRO CONVERTIBLE
                                              CORPORATION,
                                              a New York corporation

                                              By:   /s/ Judith O. Lasker
                                                   -----------------------------
                                              Title:  General Counsel, Secretary
                                                      --------------------------


                                              CONGRESS FINANCIAL
                                              CORPORATION (WESTERN),
                                              a California corporation

                                              By:
                                                   -----------------------------
                                              Title:
                                                      --------------------------





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
                                 ACKNOWLEDGMENT

         The undersigned Krause Furniture, Inc., a Delaware corporation, parent of Krause's Sofa Factory ("Krause"), in consideration of Congress Financial Corporation (Western) ("Congress") continued extension of credit to Krause and Castro Convertible Corporation, hereby consents to the foregoing Third Amendment to Loan and Security Agreement and acknowledges and confirms that its Guarantee dated November 25, 1996 (the "Guarantee") in favor of Congress remains in full force and effect. Although Congress informed us of the matters set forth above, and we have acknowledged same, we understand and agree that Congress has no duty under the Loan Agreement as defined above, the Guarantee or any other agreement with us to so notify us or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.



Dated: November 25, 1996                       KRAUSE'S FURNITURE INC.,
                                               a Delaware corporation

                                              By:   /s/ Judith O. Lasker
                                                   -----------------------------
                                              Name:  Judith O. Lasker
                                                    ----------------------------
                                              Title:  General Counsel, Secretary
                                                      --------------------------


Title:  General Counsel, Secretary





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